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                                                                    Exhibit 99.1



                 WSI INDUSTRIES ANNOUNCES PARTNERING ARRANGEMENT

Minneapolis, MN -- June 15, 2005 -- WSI Industries, Inc. (Nasdaq: WSCI) announced today that it has reached a partnering arrangement with an industry leader in the biosciences field. WSI estimates that the arrangement could increase sales by approximately 10% as the arrangement evolves over the next 12 -- 18 months.

Michael J. Pudil, president and chief executive officer, commented: "We are excited to announce this undertaking with one of our existing customers. With the acquisition of our Monticello, Minnesota facility a year ago, we had placed additional emphasis on diversifying and expanding our business. We feel this new arrangement is a positive step in accomplishing this goal." Pudil concluded by saying: "One of WSI's core competencies is not only the machining of parts, but the ability to provide a wide array of services from prototyping to project management to just-in-time inventory. We believe the upcoming venture capitalizes on these capabilities."

WSI Industries, Inc. is a leading contract manufacturer that specializes in the machining of complex, high-precision parts for a wide range of industries, including avionics and aerospace, recreational vehicles, computers, small engines and the defense market.

                                      # # #

For additional information:
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Michael J. Pudil (CEO) or Paul D. Sheely (CFO)
763-295-9202

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The statements included herein which are not historical or current facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. There are certain important factors which could cause actual results to differ materially from those anticipated by some of the statements made herein, including the Company's ability to retain current programs and obtain additional manufacturing programs, and other factors detailed in the Company's filings with the Securities and Exchange Commission.
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